ProPetro Reports Full Year and Fourth Quarter 2017 Results
--- Most Successful Year in Company’s 12-Year History ---
--- Grew Year-Over-Year Revenue and Year-End HHP Capacity by
125% and 64%, Respectively ---
--- Announces Further Fleet Expansion ---

MIDLAND, TX, March 26, 2018 (Businesswire) - ProPetro Holding Corp. (“ProPetro” or “the Company”) (NYSE: PUMP) today announced financial and operational results for the full year and fourth quarter of 2017, and additional expansion of its fleet.
Full Year 2017 Operational Highlights

•	Grew year-end fleet capacity by 64% to 690,000 hydraulic horsepower (“HHP”), or 16 fleets, from 420,000 HHP, or ten fleets, at the end of 2016;

•	Maintained 100% fleet utilization throughout the year;

•	Purchased 86 Tier 2 engines estimated to yield approximately $30 million in savings;

•	Implemented and completed transition from carbon steel to stainless steel fluid ends;

•	Expanded operations to the Delaware Basin, and

•	Maintained safety and performance metrics while growing employee head count nearly 100%.

Full Year 2017 Financial Highlights

•	Successfully completed initial public offering to fund growth initiatives and strengthen balance sheet;

•	Increased total revenue by 125% to $981.9 million from $436.9 million in 2016;

•	Reported net income of $12.6 million as compared to a net loss of $53.1 million in 2016; and

•	Grew adjusted EBITDA(1) to $137.4 million from $7.8 million in 2016 - more than a 1,600% increase.

Fourth Quarter 2017 Highlights

•	Increased total revenue by 11% to $313.7 million from $282.7 million in the third quarter of 2017;

•	Posted net income of $10.1 million and adjusted EBITDA(1) of $42.8 million; and

•	Deployed one new-build fleet (45,000 HHP).

(1)	Adjusted EBITDA is a Non-GAAP financial measure and is described and reconciled to net income (loss) in the table under “Non-GAAP Financial Measures.”

Dale Redman, Chief Executive Officer, commented, “2017 was clearly the most transformational year in the Company’s history from both an operational and financial perspective. Driving our results was a continued unwavering focus on exceeding the needs of our customers and working closely with our supply chain partners as we grew our best-in-class fleet without sacrificing safety or performance. I am incredibly proud of our team’s accomplishments during the past year, which is a direct testament to the tireless efforts of our workforce. While our fourth quarter results were affected by a higher than originally anticipated amount of holiday time off, more vertical completion work than expected, and inclement weather, I am pleased to report we are off to a strong start for 2018 and anticipate another outstanding year for ProPetro.”
Financial Summary

PROPETRO HOLDING CORP. AND SUBSIDIARY
SELECTED FINANCIAL AND OPERATING DATA
(In thousands, except per share, total HHP and fleet count data)
(Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31	September 30	December 31
	2017	2017	2016	2017	2016

Revenue	$ 313,712	$ 282,730	$ 163,921	$ 981,865	$ 436,920
Operating income (loss)	$ 14,188	$ 22,704	$(22,295)	$ 24,113	$ (67,386)
Net income (loss)	$ 10,078	$ 21,965	$ (17,315)	$ 12,613	$ (53,147)
Net income (loss) per diluted common share	$ 0.12	$ 0.25	$ (0.33)	$ 0.16	$ (1.19)
Adjusted EBITDA	$ 42,790	$ 47,768	$ 6,246	$ 137,443	$ 7,816

Total HHP (end of period)	690,000	645,000	420,000	690,000	420,000
Total HHP (average for period)	677,900	575,400	420,000	533,800	420,000
Fleet count (end of period)	16.0	15.0	10.0	16.0	10.0
Fleet count (average for period)	15.7	13.5	10.0	12.5	10.0

Revenue for the fourth quarter of 2017 was $313.7 million, or 11% higher than $282.7 million for the third quarter of 2017. Contributing to the increase was larger fleet size and improved pricing for the Company’s pressure pumping and other services. During the fourth quarter of 2017, 97.4% of total revenue was associated with pressure pumping services, as compared to 96.2% in the third quarter of 2017.
Costs of services excluding depreciation and amortization for the fourth quarter of 2017 increased to $262.0 million from $225.4 million during the third quarter of 2017 primarily due to larger fleet size, coupled with an associated increase in headcount. As a percentage of pressure pumping segment revenues, pressure pumping costs of services increased to 84% from 80% for the third quarter.
General and administrative expense was $10.3 million as compared to $11.1 million in the third quarter of 2017.
Net income for the fourth quarter of 2017 totaled $10.1 million, or $0.12 per diluted share, versus $22.0 million, or $0.25 per diluted share, for the third quarter of 2017.
Adjusted EBITDA for the fourth quarter of 2017 was $42.8 million as compared to $47.8 million for the third quarter of 2017.
In addition to the factors discussed above, fourth quarter profitability was impacted by more holiday time off than originally expected, a higher than anticipated amount of vertical frac work to assist certain customers in addressing year end lease obligations, and inclement weather.
Fleet Expansion Update
Active HHP deployed during fourth quarter 2017 averaged 677,900, or 15.7 fleets, and active HHP at year end was 690,000, or 16 fleets. As previously announced, an additional 90,000 HHP, or two fleets, recently commenced operations under multi-year dedicated agreements in January and February, bringing active horsepower to 780,000, or 18 fleets. To support growing demand for the Company’s pressure pumping services, ProPetro announced today plans to further expand its fracturing capacity by an additional 90,000 HHP, or two fleets. Fleets 19 and 20 are expected to be deployed in the second and third quarter of 2018, respectively. Both fleets will be deployed to new customers and are supported by multi-year dedicated agreements. In the second quarter of 2018, the Company also plans to enhance its legacy fleet by an incremental 35,000 HHP, which will bring average pressure pumping capacity to 45,000 HHP per fleet. The combination of the two new build fleets and enhancement of existing fleet capabilities will bring total capacity to 905,000 HHP, or 20 fleets, by the end of the third quarter of 2018.
The Company recently deployed one new build coiled tubing unit and one new build cementing unit, both of which will operate under long-term dedicated agreements. This brings total coiled tubing capacity to three units and total cementing capacity to 16 units. To support growing demand, ProPetro announced today plans to further expand its cementing unit fleet capacity with two additional new build units that are targeted to commence operations later this year.
Capital Spending and Liquidity
ProPetro incurred $305.3 million of capital expenditures in 2017, which was inclusive of seven new build frac fleets, 68 additional Tier 2 diesel engines, a small amount of growth in ancillary services, and maintenance capital expenditures. 2017 full year capital expenditures were $276.8 million excluding the $28.5 million payment that was incurred at the end of the year for fleet 17, which was not deployed and revenue producing until January of 2018. ProPetro continues to expect maintenance capital expenditures to be approximately 6% of revenue while growth capital expenditure opportunities will be continuously evaluated.
As previously announced, on February 22, 2018 the Company expanded the capacity of its existing asset-based loan facility (the “Amended ABL”) to $200 million - a 33% increase over the previous cap of $150 million. ProPetro is committed to maintaining financial discipline, a strong balance sheet and ample liquidity. The Company continues to target a net debt to last-twelve-month EBITDA ratio of less than 1.0x and plans to remain below that level for the foreseeable future.
As of December 31, 2017, total liquidity was $103 million, including $24 million in cash as well as $79 million available under ProPetro’s pre-amended asset-based loan facility.
Outlook
Due to the timing of reporting the Company’s year-end results for 2017 near the end of the first quarter, ProPetro is providing preliminary financial estimates for the first quarter of 2018. This includes revenue of between $372 million to $382 million and adjusted EBITDA of between $64 million and $70 million.
Mr. Redman concluded, “Supported by frac operations focused solely on the Permian, the outlook for our business in 2018 is outstanding. Demand for our services is strong and we are continuing to collaborate with our customers to drive wellsite efficiencies. In addition, our supply chain partners have assisted us in avoiding many of the near-term transitory issues in the industry and remain flexible to our needs. These factors, combined with our reputation for providing industry-leading execution, provide us the confidence to continue to invest in our business and thereby increase shareholder value.”
Conference Call Information
The Company will host a conference call at 8:00 AM Central Time on Tuesday, March 27, 2018 to discuss financial and operating results for the full year and fourth quarter of 2017 along with recent developments. This call will also be webcast and accessible on ProPetro’s website at www.propetroservices.com.  A slide deck prepared in conjunction with year-end reporting will be published on the website the morning of the call.
To access the conference call, U.S. callers may dial toll free 1-877-317-6799 and international callers may dial 1-412-317-6799. Please call ten minutes ahead of the scheduled start time to ensure a proper connection. A replay of the conference call will be available for one week following the call and can be accessed by dialing 1-877-344-7529 for U.S. callers and 1-412-317-0088 for international callers. The access code for the replay is 10116656.
###
About ProPetro
ProPetro Holding Corp. is a Midland, Texas-based oilfield services company providing pressure pumping and other complementary services to leading upstream oil and gas companies engaged in the exploration and production of North American unconventional oil and natural gas resources.
Forward-Looking Statements
The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the Company’s filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.

Contact: ProPetro Holding Corp

Sam Sledge, 432-688-0012
Director - Investor Relations
sam.sledge@propetroservices.com

PROPETRO HOLDING CORP. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)
	Three Months Ended			Twelve Months Ended
	December 31	September 30	December 31
	2017	2017	2016	2017	2016
REVENUE - Service revenue	$ 313,712	$ 282,730	$ 163,921	$ 981,865	$ 436,920
COSTS AND EXPENSES
Cost of services (exclusive of depreciation and amortization)	262,048	225,433	148,779	813,823	404,140
General and administrative (inclusive of stock-based compensation)	10,335	11,106	9,412	49,215	26,613
Depreciation and amortization	17,026	14,745	10,873	55,628	43,542
Property and equipment impairment expense	0	0	6,305	0	6,305
Goodwill impairment expense	0	0	1,177	0	1,177
Loss on disposal of assets	10,115	8,742	9,670	39,086	22,529
Total costs and expenses	299,524	260,026	186,216	957,752	504,306
OPERATING INCOME (LOSS)	14,188	22,704	(22,295)	24,113	(67,386)
Interest expense	(878)	(644)	(4,445)	(7,347)	(20,387)
Gain on extinguishment of debt	0	0	0	0	6,975
Other expense	(232)	(191)	97	(1,025)	(321)
Total other income (expense)	(1,110)	(835)	(4,348)	(8,372)	(13,733)
INCOME (LOSS) BEFORE INCOME TAXES	13,078	21,869	(26,643)	15,741	(81,119)
INCOME TAX (EXPENSE)/BENEFIT	(3,000)	96	9,328	(3,128)	27,972
NET INCOME (LOSS)	$ 10,078	$ 21,965	$ (17,315)	$ 12,613	$ (53,147)
NET INCOME (LOSS) PER COMMON SHARE:
Basic	$ 0.12	$ 0.26	$ (0.33)	$ 0.17	$ (1.19)
Diluted	$ 0.12	$ 0.25	$ (0.33)	$ 0.16	$ (1.19)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	83,040	83,040	52,628	76,371	44,787
Diluted	86,818	86,264	52,628	79,583	44,787

PROPETRO HOLDING CORP. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 31, 2017	December 31, 2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 23,949	$ 133,596
Accounts receivable - net of allowance for doubtful accounts of $443 and $552, respectively	199,656	115,179
Inventories	6,184	4,713
Prepaid expenses	5,123	4,608
Other current assets	748	6,684
Total current assets	235,660	264,780
PROPERTY AND EQUIPMENT - Net of accumulated depreciation	470,910	263,862
OTHER NONCURRENT ASSETS:
Goodwill	9,425	9,425
Intangible assets - net of amortization	301	589
Deferred revenue rebate - net of amortization	615	2,462
Other noncurrent assets	2,121	304
Total other noncurrent assets	12,462	12,780
TOTAL ASSETS	$ 719,032	$ 541,422
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 211,149	$ 129,093
Accrued liabilities	16,607	13,619
Current portion of long-term debt	15,764	16,920
Accrued interest payable	76	109
Total current liabilities	243,596	159,741
DEFERRED INCOME TAXES	4,881	1,148
LONG-TERM DEBT	57,178	159,407
OTHER LONG-TERM LIABILITIES	125	117
Total liabilities	305,780	320,413
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $0.001 par value, 30,000,000 shares authorized, 0 and 16,999,990 shares issued, respectively	0	17
Preferred stock, additional paid-in capital	0	162,494
Common stock, $0.001 par value, 200,000,000 shares authorized, 83,039,854 and 52,627,652 shares issued, respectively	83	53
Additional paid-in capital	607,466	265,355
Accumulated deficit	(194,297)	(206,910)
Total shareholders’ equity	413,252	221,009
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$ 719,032	$ 541,422

PROPETRO HOLDING CORP. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$ 12,613	$ (53,147)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	55,628	43,542
Gain on extinguishment of debt	0	(6,975)
Property and equipment impairment expense	0	6,305
Goodwill impairment expense	0	1,177
Deferred income tax benefit	3,430	(27,972)
Amortization of deferred revenue rebate	1,846	1,846
Amortization of deferred debt issuance costs	3,403	2,091
Stock‑based compensation	9,489	1,649
Loss on disposal of assets	39,086	22,529
(Gain) loss on interest rate swap	(251)	(205)
Changes in operating assets and liabilities:
Accounts receivable	(84,477)	(24,888)
Other current assets	3,304	(563)
Inventories	(1,472)	3,859
Prepaid expenses	(468)	(62)
Accounts payable	64,228	37,049
Accrued liabilities	2,930	4,392
Accrued interest	(32)	32
Net cash provided by (used in) operating activities	109,257	10,659
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(285,891)	(42,832)
Proceeds from sale of assets	4,422	1,144
Net cash used in investing activities	(281,469)	(41,688)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowings	60,045	0
Repayments of borrowings	(166,546)	(41,295)
Proceeds from insurance financing	4,125	4,126
Repayments of insurance financing	(3,807)	(4,527)
Extinguishment of debt	0	(30,000)
Payment of debt extinguishment costs	0	(525)
Payment of debt issuance costs	(1,653)	(140)
Proceeds from additional common equity capitalization	0	40,425
Proceeds from preferred equity capitalization	0	170,000
Payment of preferred equity capitalization costs	0	(7,489)
Proceeds from IPO	185,500	0
Payment of deferred IPO costs	(15,099)	(260)

Net cash provided by (used in) financing activities	62,565	130,315
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(109,647)	99,286
CASH AND CASH EQUIVALENTS — Beginning of year	133,596	34,310
CASH AND CASH EQUIVALENTS — End of year	$ 23,949	$ 133,596

Reportable Segment Information
	Three Months Ended
	December 31, 2017			September 30, 2017			December 31, 2016
($ in thousands)	Pressure Pumping	All Other	Total	Pressure Pumping	All Other	Total	Pressure Pumping	All Other	Total

Service revenue	305,685	$ 8,027	$313,712	$271,924	$10,806	$282,730	$157,604	$6,317	$163,921
Adjusted EBITDA	$ 46,826	$ (4,036)	$ 42,790	$ 50,013	$(2,245)	$ 47,768	$ 9,155	$(2,909)	$ 6,246
Depreciation and amortization	$ 15,927	$ 1,099	$ 17,026	$ 13,637	$ 1,108	$ 14,745	$ 9,378	$1,495	$ 10,873
Capital expenditures	$ 97,310	$ 1,662	$ 98,972	$ 61,752	$ 765	$ 62,517	$ 23,891	$ 223	$ 24,114

	Twelve Months Ended
	December 31, 2017			December 31, 2016
($ in thousands)	Pressure Pumping	All Other	Total	Pressure Pumping	All Other	Total

Service revenue	$945,040	$36,825	$981,865	$409,014	$27,906	$436,920
Adjusted EBITDA	$145,122	$ (7,679)	$137,443	$ 15,656	$(7,840)	$ 7,816
Depreciation and amortization	$ 51,155	$ 4,473	$ 55,628	$ 37,282	$ 6,260	$ 43,542
Capital expenditures	$300,406	$ 4,893	$305,299	0	$ 6,305	$ 6,305

Non-GAAP Financial Measures

Adjusted EBITDA is not a financial measure presented in accordance with GAAP. We believe that the presentation of this non-GAAP financial measure provides useful information to investors in assessing our financial condition and results of operations. Net income is the GAAP measure most directly comparable to Adjusted EBITDA. Non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Non-GAAP financial measures have important limitations as analytical tools because they exclude some, but not all, items that affect the most directly comparable GAAP financial measures. You should not consider Adjusted EBITDA in isolation or as a substitute for an analysis of our results as reported under GAAP. Because Adjusted EBITDA may be defined differently by other companies in our industry, our definitions of this non-GAAP financial measure may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

Reconciliation of Net Income (Loss) to Adjusted EBITDA
	Three Months Ended
	December 31, 2017			September 30, 2017			December 31, 2016
($ in thousands)	Pressure Pumping	All Other	Total	Pressure Pumping	All Other	Total	Pressure Pumping	All Other	Total

Net income (loss)	$ 20,330	$ (10,252)	$ 10,078	$ 28,372	$ (6,407)	$ 21,965	$ (10,501)	$ (6,816)	$ (17,317)
Depreciation and amortization	15,927	1,099	17,026	13,637	1,108	14,745	9,377	1,496	10,873
Interest expense	0	878	878	0	644	644	0	4,445	4,445
Income tax expense	0	3,000	3,000	0	(96)	(96)	0	(9,328)	(9,328)
Loss on disposal of assets	10,117	0	10,117	7,552	1,190	8,742	10,279	(610)	9,669
Stock-based compensation	0	759	759	0	751	751	0	519	519
Property and equipment impairment	0	0	0	0	751	751	0	6,305	6,305
Goodwill impairment	0	0	0	0	751	751	0	1,177	1,177
Other expense and legal settlement	0	233	233	0	340	340	0	(97)	(97)
Deferred IPO bonus expense	452	247	699	452	225	677	0	0	0
Adjusted EBITDA	$ 46,826	$ (4,036)	$ 42,790	$ 50,013	$ (2,245)	$ 47,768	$ 9,155	$ (2,909)	$ 6,246

	Twelve Months Ended
	December 31, 2017			December 31, 2016
($ in thousands)	Pressure Pumping	All Other	Total	Pressure Pumping	All Other	Total

Net income (loss)	$ 50,417	$ (37,804)	$ 12,613	$ (45,316)	$ (7,831)	$ (53,147)
Depreciation and amortization	51,155	4,473	55,628	37,282	6,260	43,542
Interest expense	0	7,347	7,347	0	20,387	20,387
Income tax expense (benefit)	0	3,128	3,128	0	(27,972)	(27,972)
Loss (gain) on disposal of assets	38,059	1,027	39,086	23,690	(1,161)	22,529
Stock-based compensation	0	9,489	9,489	0	1,649	1,649
Property and equipment impairment	0	0	0	0	6,305	6,305
Goodwill impairment	0	0	0	0	1,177	1,177
Other expense	0	1,025	1,025	0	321	321
Legal settlement expense	0	722	722	0	0	0
Gain on extiguishment of debt	0	0	0	0	(6,975)	(6,975)
Deferred IPO bonus expense	5,491	2,914	8,405	0	0	0
Adjusted EBITDA	$ 145,122	$ (7,679)	$ 137,443	$ 15,656	$ (7,840)	$ 7,816